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                      MERCANTILE BANKSHARES CORPORATION


               EMPLOYEE STOCK PURCHASE DIVIDEND REINVESTMENT PLAN
                         750,000 SHARES OF COMMON STOCK

Dear Associate:

  We are pleased to send you our most recent Prospectus which describes Mercantile Bankshares Corporation's EMPLOYEE STOCK PURCHASE DIVIDEND REINVESTMENT PLAN (the "Plan").

  If you participate in this Plan, payroll deductions will be invested in shares of Mercantile Bankshares Corporation common stock at the market price. Your shares will be credited to a special Plan Account where the dividends they generate will be reinvested. All stock purchased with dividends will be at a savings to you of 5% off market price. As is more fully explained in this Prospectus, market price will be the closing price on the Nasdaq National Market on each stock purchase date or dividend reinvestment date, as the case may be. Mercantile will pay transaction costs. This Plan is a convenient, economical way to acquire an ownership interest in Mercantile Bankshares Corporation.

  Of course, participation in the Plan is entirely voluntary and you may participate or withdraw at your option.

  The following pages contain details of the Plan. If, after reading them, you decide to enroll, please sign and return the authorization form. If you are already enrolled, no action is necessary, but please retain the Prospectus for reference.

  Thank you.

                                        Sincerely yours,
                                        H. Furlong Baldwin, Chairman
                                        Mercantile Bankshares Corporation

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION        TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February 13, 1995.

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  No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by Mercantile Bankshares Corporation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information it contains is correct at any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities to which it relates in any state or other jurisdiction in which such offer or solicitation may not lawfully be made.

Table of Contents



                                                    Page
The Plan........................................          3
  Purpose.......................................          3
  Description of the Plan.......................          3
  Participation in the Plan.....................          3
  Payroll Deduction.............................          3
  Crediting Shares to an Employee's Plan
Account.........................................          4
  Holding of Shares in an Employee's Plan
Account -- Certificates.........................          5
  Voting Shares Held in an Employee's Plan
Account.........................................          5
  Effect of Stock Split, Stock Dividend
     or Reclassification........................          5
  Withdrawing from the Plan.....................          5
  Plan Administrator/Transfer Agent.............          6
  Stock Subject to the Plan.....................          7
                                                    Page
  Amendment or Termination of the Plan..........          7
  Interpretation and Regulations................          7
  Non-Guarantee of Employment...................          7
  Application of Funds..........................          8
  Miscellaneous.................................          8

Other Information
  General.......................................          8
  Current Federal Income Tax Consequences of
Plan Participation..............................          8
  Creditors' Rights.............................          9
  Rights Plan...................................          9
  Available Information.........................          9
  Experts.......................................         10


  This document constitutes Prospectus information covering securities that have been registered under the Securities Act of 1933 (the "Securities Act").

                                       2

                                    THE PLAN

  Mercantile Bankshares Corporation is a Maryland corporation registered in 1969 as a bank holding company under the Bank Holding Company Act.

  Its executive offices are located at Two Hopkins Plaza, Baltimore, Maryland 21201. The telephone number is (410) 237-5900.

Purpose

  The Employee Stock Purchase Dividend Reinvestment Plan (the "Plan") is intended to facilitate the purchase of the common stock of Mercantile Bankshares Corporation, a Maryland corporation (the "Corporation"), by employees of the Corporation and its affiliates, thereby providing employees with a personal stake in the Corporation and its affiliates.

Description of the Plan

  The Plan allows employees to accumulate funds, through payroll deductions, for the purchase of the Corporation's common stock. On a date occurring during the first 10 days of each month (the "purchase date") as determined by The Bank of New York (the Corporation's stock transfer agent), all funds deducted from an employee's compensation during the prior month will be used by The Bank of New York to purchase shares of the Corporation's common stock at the market price on the purchase date. Such shares will be credited to an individual Plan account maintained by The Bank of New York for the participating employee. Cash dividends on stock held in an employee's Plan account and registered in the name of The Bank of New York, or its nominees, will automatically be reinvested in additional shares of the Corporation's common stock at a discount of 5% from the market price of the stock at the time of reinvestment. The Corporation will absorb all transaction costs associated with the purchase and issuance of stock under the Plan.

Participation in the Plan

  All employees of the Corporation and its affiliates (except for executive officers of the Corporation and summer and temporary employees of the Corporation and its affiliates) are eligible to participate in the Plan. As used in this Plan, the term "affiliate" shall mean each corporation, whether or not a bank or trust company, substantially all the capital stock of which is directly or indirectly owned (at the time of any determination of eligibility of employees) by the Corporation.

  Any eligible employee desiring to participate in the Plan must complete a payroll deduction authorization form and return it to the affiliate that employs the employee. Participation in the Plan will begin on the first day that amounts are deducted from an employee's payroll pursuant to a properly submitted payroll deduction authorization form. Payroll deductions will commence as soon as practicable after a payroll deduction authorization form is submitted.

Payroll Deduction

  A payroll deduction authorization form will authorize a regular payroll deduction from the employee's pay in the amount specified. The authorization will remain in effect until a new form is received by the affiliate that employs the employee or the employee withdraws from the Plan. Payroll deductions may only be made

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in $10 multiples with a minimum of $10 and a maximum of $500 per pay period.

  All payroll deductions made for an employee may be deposited in the Corporation's general corporate account or may be credited to a separate account established for purposes of the Plan, at the discretion of the Corporation. No interest shall accrue on the payroll deductions of an employee under the Plan. An employee may increase or decrease the rate of his or her payroll deductions by completing and filing with the affiliate that employs the employee a new payroll deduction authorization form. The new form becomes effective as of the next succeeding payroll period.

  An employee who wishes to discontinue his or her payroll deduction temporarily or permanently may do so without withdrawing from the Plan by sending the affiliate that employs the employee notice of discontinuing payroll deductions. With respect to dividend reinvestments, the employee's Plan account will continue to be maintained by the Transfer Agent and dividends will continue to be reinvested by the Transfer Agent until the employee withdraws from the Plan. With respect to stock purchases with amounts deducted from an employee's payroll, the notice of discontinuance will become effective in the same manner as a notice of withdrawal as described on page 5 under the heading "Withdrawing from the Plan".

Crediting Shares to an Employee's Plan Account

  An individual Plan account will be maintained for each employee participating in the Plan by The Bank of New York. Shortly after each stock purchase date, each employee's Plan account will be credited with additional shares and/or a fraction of a share. In the case of shares purchased with amounts deducted from an employee's payroll the number of shares or fraction credited will be determined by: dividing the amount withheld from an employee's pay pursuant to the payroll deduction authorization form by the market price per share of the Corporation's common stock on the purchase date. In the case of reinvestments of cash dividends, the number of shares or fraction of a share of the Corporation's common stock credited to each employee's Plan account will be determined by: dividing the amount of the cash dividend allocable to the shares of common stock held in the employee's Plan account on the applicable dividend record date by 95% of the market price of the Corporation's common stock on the date selected as the dividend reinvestment date by the Transfer Agent, which date shall be not more than 30 days after the dividend payment date. Fractional shares credited to Plan accounts shall be computed to three decimal places, and dividends paid on fractional shares will also be reinvested in common stock of the Corporation. No transaction costs or brokerage fees will be deducted.

  The market price of the Corporation's common stock will be the closing price per share, as reported on the Nasdaq National Market at the close of the market trading on the stock purchase date or other relevant date. If no closing price is reported on that date, the market price will be the closing price on the next preceding day on which there is a reported closing price.

  Approximately 30 days following each calendar quarter (i.e. March 31, June 30, September 30 and December 31) each employee who participates in the Plan will be sent a statement summarizing the activity in the account for that calendar quarter and for the year-to-date. Information on the statement

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will include the amount withheld and the date of such withholding pursuant to the payroll authorization form for the calendar quarter, the dollar amount of the dividends invested, the price at which shares were actually acquired, the number of shares acquired and the total number of shares in the employee's Plan account. These statements should be retained by the employee for tax purposes.

Holding of Shares in an Employee's Plan Account--Certificates

  Shares in an employee's Plan account will be held in the name of The Bank of New York or its nominees. This facilitates processing and permits ownership of fractional shares. Upon written request of any employee who has one or more whole shares of the Corporation's common stock credited to his or her Plan account, The Bank of New York will issue a stock certificate for such shares to the employee. Such request may be a request for a particular number of whole shares or a blanket request covering all whole shares which may be credited to the employee's Plan account at that time. No certificates for fractional shares will be issued. Dividends on shares represented by stock certificates issued to an employee will not be automatically reinvested in the Corporation's common stock but will be paid to the employee. Of course, an employee who holds stock registered in his name may elect to participate in the Dividend Reinvestment Plan maintained by the Corporation for its stockholders generally.

Voting Shares Held in an Employee's Plan Account

  Shares held in the employee's Plan account may be voted in person or by proxy by the employee. Both the number of shares registered in an employee's name and shares in an employee's Plan account will appear on the proxy sent to each employee who participates in the Plan.

Effect of Stock Split, Stock Dividend or
Reclassification

  If the Corporation should effect a common stock split, issue a stock dividend, or effect a reverse stock split or reclassification which would affect the outstanding common stock of the Corporation, the shares in an employee's Plan account will be appropriately adjusted.

Withdrawing from the Plan

  An employee may withdraw from the Plan at any time by sending the Transfer Agent written notice of his or her desire to withdraw from the Plan. An employee will also be deemed to have withdrawn from the Plan if his or her employment is terminated for any reason. For this purpose, termination of employment shall be deemed to occur when a participant in the Plan is no longer employed by the Corporation or any affiliate. Withdrawal from the Plan will be effective as follows:

  a. With respect to the payroll deductions, notice of withdrawal received by the Transfer Agent at least 10 business days before a scheduled payroll deduction date will be effective on such payroll deduction date; otherwise, it will be effective on the next succeeding payroll deduction date. Because of these time restrictions, employees who terminate employment may have amounts withheld from their final pay.

  b. Any cash accumulated through payroll deductions prior to the termination of payroll deductions will be invested in common stock of the Corporation on the stock purchase date immediately following such termination, and no further investments through payroll deduction will be made.

  c. If notice of withdrawal is received by the Transfer Agent at least 10 business days before a dividend record date, it will become effective immediately with respect to dividends and the next dividend will be paid to the employee in cash. If notice of withdrawal is received after 10 business days prior to the dividend record date, that period's dividend may be reinvested before withdrawal from the Plan becomes effective.

  All full shares in a withdrawing employee's Plan account will be registered in the employee's name and a stock certificate for full shares, plus a check for any fractional share, will be sent by the Transfer Agent to the employee as promptly as practical after notice of withdrawal. The amount of the check for a fractional share will represent the appropriate fraction of the share's market value on a date within 5 days prior to issuance of the check. There will be no charge for issuing certificates on the termination of a Plan account.

  In the event that the Participant receives a hardship distribution from The Employees' Thrift Plan of Mercantile Bankshares Corporation and Participating Affiliates, payroll deductions under this Plan will be suspended for a twelve-month period commencing with the date of the hardship distribution.

Plan Administrator
Transfer Agent

  Certain aspects of the Plan will be administered by Mercantile-Safe Deposit and Trust Company, a wholly owned affiliate of the Corporation (the "Plan Administrator"). The address of the Plan Administrator is:

  Mercantile-Safe Deposit and Trust Company
  Attn: Corporate Secretary
  P.O. Box 1477, Baltimore, Maryland 21203
  Telephone: (410) 237-5900

  The Plan Administrator will have the responsibility for:

  -- furnishing employees with payroll deduction authorization forms, when requested. (Payroll deduction forms must be obtained through the affiliate for which the employee actually works.)

  -- answering questions and general inquiries about the Plan.

  Questions relating to these functions should be directed to the Plan Administrator at the above address.

  Certain other administrative aspects of the Plan will be conducted by The Bank of New York (the "Transfer Agent"). The address of the Transfer Agent is:


       The Bank of New York
       Mercantile Bankshares Corporation
       Employee Stock Purchase Dividend
            Reinvestment Plan
       P.O. Box 1958
       Newark, NJ 07101-9774
       (800) 524-4458


  The Transfer Agent will have the responsibility for:

  -- selecting purchase dates for stock purchased with amounts deducted from a participant's payroll, selecting purchase
      dates for executing purchases with
     dividends paid to participant's Plan account and coordinating with the Corporation the issuance of shares of common stock pursuant to the Plan.

  -- record keeping of activity of each employee's Plan account and the preparation and mailing of quarterly statements outlining the activity of the Plan account for each employee.

  -- effecting an employee's withdrawal from the Plan upon his or her written request or termination of employment.

  Questions relating to these functions should be directed to the Transfer Agent at the above address.

  If the payroll deduction authorization form or any instruction furnished to the Plan Administrator, the employee's employer or the Transfer Agent is unclear, they may return such form or ignore such instruction without incurring any liability. Neither the Corporation, the Plan Administrator, the employee's employer nor the Transfer Agent will be liable for any act done in good faith or for any good faith omission to act, including, but not limited to, failure to effect the withdrawal of an employee until it has received written notice that the employee either desires to voluntarily withdraw from the Plan or the employee has terminated his or her employment.

  Neither the Corporation, the Plan Administrator, the employee's employer nor the Transfer Agent can assure that employees will receive a profit or will not suffer a loss on the shares purchased for them under the Plan.

  Both The Bank of New York and Mercantile-Safe Deposit and Trust Company were appointed by the Board of Directors of the Corporation and will continue to serve in their appointed capacities unless and until replaced by amendment to the Plan adopted by the Corporation.

Stock Subject to the Plan

  Shares to be used in the Plan will be issued from previously authorized but unissued shares of common stock. The number of shares of common stock currently reserved for issuance under the Plan is 750,000 shares, which amount is subject to change by the Corporation.

Amendment or Termination of the Plan

  The Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time at its discretion. Employees who participate in the Plan will be notified of any change, suspension or termination.

  In the event that all the shares to be used in the Plan have been purchased by participating employees, no additional shares may be purchased under the Plan by eligible employees until additional shares have been authorized under the Plan by the Board of Directors of the Corporation.

Interpretation and Regulations

  The Corporation reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan's operations.

Non-Guarantee of Employment

  Nothing in this Plan should be construed as a contract of employment between the Corporation (or an affiliate) and its employees, or as a contractual right to continue in the employ of the Corporation (or an affiliate) or as a limitation of the right of the Corporation (or an affiliate) to discharge its employees at any time.

Application of Funds

  The net proceeds from sales of stock pursuant to the Plan will be added to the Corporation's general funds and will be used for general corporate purposes.

Miscellaneous

  a. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

  b. This Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to any conflict of laws, rules and principles.

  c. All notices and other communications made or given pursuant to this Plan will be sufficiently made or given if mailed, postage prepaid, addressed to the employee at the address contained in the records of the Transfer Agent, the Corporation or an affiliate: to the Corporation, if addressed to the attention of its Corporate Secretary, at its principal office, Mercantile Bank and Trust Building, Two Hopkins Plaza, Baltimore, Maryland 21201; to the Plan Administrator if addressed to the Plan Administrator, Mercantile-Safe Deposit and Trust Company, Attn: Corporate Secretary, P.O. Box 1477, Baltimore, Maryland 21203; or to the Transfer Agent if addressed to the Transfer Agent, The Bank of New York, Mercantile Bankshares Corporation Employee Stock Purchase Dividend Reinvestment Plan, P.O. Box 1958, Newark, NJ 07101-9774.

                               OTHER INFORMATION

General

  The Plan was adopted by the Corporation's Board of Directors in 1986. The Plan is not subject to the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Section 401(a) of the Internal Revenue Code of 1986. The Plan does not impose any restriction on resale of shares of the Corporation's common stock acquired by employees under the Plan.

Current Federal Income Tax Consequences of Plan Participation

  Through payroll deductions, Plan participants will be purchasing the Corporation's common stock at its market price. Consequently, Plan participants will not recognize any income on the purchase of shares pursuant to the Plan through payroll deductions. The amount paid for the stock will be the tax basis of the purchased shares for purposes of computing capital gain or loss on any subsequent disposition.

  Plan participants will, however, recognize income with respect to dividends paid and reinvested, calculated as follows. One hundred percent of the market value of the common stock purchased with reinvested dividends will constitute taxable income in the year shares are purchased, regardless of the fact that these shares are purchased at a 5% discount from market value. The tax basis of shares purchased with reinvested dividends is the market price per share of the common stock on the date acquired rather than the discounted price per share.

  Each participant should consult his or her own tax or financial advisor as to the specific federal, state, and local tax consequences of any acquisitions of common stock under the Plan by such participant.

Creditors' Rights

  Stock held under the Plan for a Plan participant may, under some circumstances, become subject to liens or other preferential rights of creditors of the participant, depending upon the terms of any agreement between the creditor and the participant and provisions of applicable law.

Rights Plan

  Shares of common stock of the Corporation carry certain rights ("Rights") which under certain circumstances may become exercisable for the purchase of (or exchangeable for) preferred stock or common stock of the Corporation, or other securities, pursuant to the Shareholders Protection Rights Agreement ("Rights Plan") of the Corporation. In general, these Rights may become exercisable within ten days after a person or group acquires or makes a tender or exchange offer to acquire the beneficial ownership of 10% or more of the outstanding common stock of the Corporation, or at such earlier or later time after such event as the Board of Directors of the Corporation may determine. Until the Rights become exercisable, they will not be separable from the common stock and will automatically trade with the common stock. Further information concerning the Rights, the Rights Plan and securities issuable pursuant to the Rights Plan is contained in the documents incorporated by reference herein and listed under "Available Information".

Available Information

  Delivered with or prior to the delivery of this Prospectus is a copy of the Corporation's latest Annual Report to Stockholders.

  Any Plan participant may obtain without charge, upon written or oral request, the following documents (excluding exhibits) filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"), which documents are incorporated herein by reference:

  1. Annual Report on Form 10-K for the year ended December 31, 1993;

  2. Quarterly Report on Form 10-Q for the three months ended March 31, 1994; the six months ended June 30, 1994; and the nine months ended September 30, 1994;

  3. Description of Common Stock of the Corporation (and associated Rights) contained or incorporated in the registration statements filed by the Corporation under the Exchange Act, including any statements or reports filed for the purpose of updating such description; and

  4. All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus, which documents shall be deemed to be incorporated by reference herein from the respective dates of their filing with the Commission.

  Requests for documents should be directed to John A. O'Connor, Jr., Senior Vice President and Secretary, Two Hopkins Plaza, Baltimore,

Maryland 21201, telephone number (410) 237-5900. Unless otherwise specified by the requesting party, requests for documents incorporated by reference to Exchange Act filings will be satisfied by the sending or delivery of the Description of Common Stock (and associated Rights) and the most recently filed Annual Report on Form 10-K together with documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

  In addition, the Corporation is required to send or deliver to Plan participants copies of all reports, proxy statements and other communications distributed to its security holders generally, no later than the time such material is sent to security holders.

Experts

  The consolidated financial statements of Mercantile Bankshares Corporation and Affiliates for the fiscal year ended December 31, 1993, incorporated by reference into the Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 1993, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as set forth in their report dated January 21, 1994, accompanying such financial statements and have been incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

  Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this Prospectus is a part that have been audited and are the subject of a report by independent public accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

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